Exhibit 99.1

Tyler Technologies Reports Earnings For Fourth Quarter 2015

Quarterly adjusted EBITDA grew 31 percent

PLANO, Texas – Feb. 17, 2016 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the fourth quarter and year ended December 31, 2015.

Fourth Quarter 2015 Financial Highlights:

•	Total revenue was $158.9 million, up 24.7 percent from $127.4 million for the fourth quarter of 2014. Organic growth was 15.3 percent.

•	Recurring revenue from maintenance and subscriptions was $98.4 million, an increase of 23.7 percent compared to the fourth quarter of 2014, and comprised 61.9 percent of fourth quarter 2015 revenue.

•	Operating income was $19.8 million, a decrease of 19.6 percent from $24.6 million for the fourth quarter of 2014. Results for the quarter were impacted by approximately $5.5 million of acquisition-related expenses.

•	Net income was $8.6 million, or $0.23 per diluted share, down 43.7 percent compared to $15.3 million, or $0.43 per diluted share, for the fourth quarter of 2014. The effective tax rate was 55.9 percent compared to 38.1 percent for the fourth quarter of 2014.

•	Cash flows from operations were $19.1 million, down 32.5 percent compared to $28.3 million for the fourth quarter of 2014.

•	Non-GAAP total revenue was $162.1 million, up 27.2 percent from $127.4 million for the fourth quarter of 2014.

•	Non-GAAP operating income was $40.7 million, up 33.5 percent from $30.5 million for the fourth quarter of 2014.

•	Adjusted EBITDA was $42.3 million, up 30.5 percent compared to $32.4 million for the fourth quarter of 2014.

•	Non-GAAP net income was $22.4 million, or $0.59 per diluted share, up 16.3 percent compared to $19.3 million, or $0.54 per diluted share, for the fourth quarter of 2014.

•	Total backlog was $844.5 million, up 20.3 percent from $702.0 million at December 31, 2014. Software-related backlog (excluding appraisal services) was $797.0 million, an increase of 21.2 percent compared to $657.3 million at December 31, 2014.

•	On November 16, 2015, Tyler acquired all of the common stock of privately held New World Systems Corporation (New World) for $360 million in cash and approximately 2.1 million shares of Tyler common stock. New World has more than 2,000 public sector customers and more than 470 employees. New World’s operating results are included in Tyler’s consolidated results from the date of acquisition.

- more -

Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2015

Feb. 17, 2016

Full Year 2015 Financial Highlights:

•	Total revenue was $591.0 million, up 19.9 percent from $493.1 million in 2014. Organic growth was 16.7 percent.

•	Recurring revenue from maintenance and subscriptions was $357.5 million, an increase of 18.9 percent compared to 2014, and comprised 60.5 percent of 2015 revenue.

•	Royalty revenue from Microsoft Dynamics® AX, which is included in software licenses and royalties, was $3.4 million, up 12.4 percent compared to $3.0 million in 2014.

•	Operating income was $108.0 million, an increase of 13.9 percent from $94.8 million in 2014.

•	Net income was $64.9 million, or $1.77 per diluted share, up 10.1 percent compared to $58.9 million, or $1.66 per diluted share, in 2014. The effective tax rate was 40.2 percent compared to 37.6 percent in 2014.

•	Cash flows from operations were $89.0 million, down 27.9 percent compared to $123.4 million in 2014.

•	Non-GAAP total revenue was $594.2 million, up 20.5 percent from $493.1 million in 2014.

•	Non-GAAP operating income was $149.2 million, up 28.0 percent from $116.6 million in 2014.

•	Adjusted EBITDA was $157.5 million, up 26.8 percent compared to $124.3 million in 2014.

•	Non-GAAP net income was $92.7 million, or $2.54 per diluted share, up 25.2 percent compared to $74.0 million, or $2.09 per diluted share, in 2014.

“We are pleased with Tyler’s fourth quarter results, as we again achieved organic growth greater than 15 percent,” said John S. Marr Jr., Tyler’s president and chief executive officer. “New World’s operations, which were included in our results for approximately seven weeks of the fourth quarter of 2015, contributed $13 million of non-GAAP revenue, and we expanded our non-GAAP operating margin by 120 basis points to 25.1 percent.

“Our effective tax rate was significantly higher than expected at 55.9 percent for the fourth quarter and 40.2 percent for the year, as a high level of excess tax benefits related to stock option exercises resulted in the limitation of certain tax deductions. Our effective tax rate was also impacted by certain non-deductible acquisition-related costs.

“The integration of New World is well underway. Our employees and clients are enthusiastic about the addition of New World to the Tyler family and the opportunities that the combination provides. We appreciate the extraordinary efforts of our team of professionals as they work to integrate our products and operations while continuing to provide our clients with exceptional service.

“Activity in the local government software market continues to be good, and with the inclusion of New World, our backlog at December 31 reached $845 million, a 20 percent increase from last year. With our strong financial position and cash flow, we plan to accelerate our investment in product development in 2016 with expected R&D expense of more than $47 million. We believe that increasing the investment in our products beyond our previously planned level will better position us to continue to expand our industry-leading position in the public sector software market over the long term.”

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Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2015

Feb. 17, 2016

Guidance for 2016

As of February 17, 2016, Tyler Technologies is providing the following guidance for the full year 2016:

•	GAAP total revenues are expected to be in the range of $750 million to $765 million, and non-GAAP total revenues are expected to be in range of $765 million to $780 million.

•	GAAP diluted earnings per share are expected to be approximately $1.90 to $2.02.

•	Non-GAAP diluted earnings per share are expected to be approximately $3.33 to $3.45.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $30 million to $31 million.

•	Fully diluted shares for the year are expected to be between 38.5 million and 39.5 million shares.

•	The effective tax rate is expected to be in the range of 38.0 percent to 39.5 percent.

•	Capital expenditures are expected to be between $31 million and $33 million, including approximately $10 million related to real estate. Total depreciation and amortization expense is expected to be between $49 million and $50 million, including approximately $36 million of amortization of acquisition intangibles.

Conference Call

Tyler Technologies will hold a conference call on Thursday, February 18, at 10:00 a.m. EST to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10078298. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on February 18, 2016.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through February 24, 2016. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10078298.

The live webcast and archived replay can also be accessed at www.tylertech.com/investors.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 14,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes has named Tyler one of “America’s Best Small Companies” eight times and the company has been included six times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at www.tylertech.com.

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Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2015

Feb. 17, 2016

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA and non-GAAP cash from operations. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, and expenses associated with amortization of intangibles arising from business combinations. We use these measures and believe they are useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or

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Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2015

Feb. 17, 2016

services or of new versions of existing or acquired products or services; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

###

(Comparative results follow)

Contact:  Brian K. Miller

Executive Vice President - CFO

Tyler Technologies, Inc.

972-713-3720

brian.miller@tylertech.com

16-10

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Software licenses and royalties	$14,432	$12,524	$59,008	$49,065
Subscriptions	30,660	23,713	111,933	87,848
Software services	38,087	28,227	139,852	113,821
Maintenance	67,708	55,792	245,537	212,696
Appraisal services	5,728	5,705	25,065	21,802
Hardware and other	2,301	1,479	9,627	7,869

Total revenues	158,916	127,440	591,022	493,101
Cost of revenues:
Software licenses and royalties	449	461	1,632	1,900
Acquired software	2,976	485	4,440	1,858
Software services, maintenance and subscriptions	77,521	61,662	285,340	236,363
Appraisal services	3,525	3,544	15,922	14,284
Hardware and other	1,223	797	6,501	5,325

Total cost of revenues	85,694	66,949	313,835	259,730
Gross profit	73,222	60,491	277,187	233,371
Selling, general and administrative expenses	42,507	28,130	133,317	108,260
Research and development expense	8,615	6,615	29,922	25,743
Amortization of customer and trade name intangibles	2,320	1,153	5,905	4,546

Operating income	19,780	24,593	108,043	94,822
Other (expense) income, net	(240)	167	381	(355)

Income before income taxes	19,540	24,760	108,424	94,467
Income tax provision	10,922	9,443	43,555	35,527

Net income	$8,618	$15,317	$64,869	$58,940

Earnings per common share:
Basic	$0.24	$0.46	$1.90	$1.79

Diluted	$0.23	$0.43	$1.77	$1.66

Weighted average common shares outstanding:
Basic	35,334	33,275	34,137	33,011
Diluted	37,864	35,661	36,552	35,401

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Reconciliation of non-GAAP total revenues
GAAP total revenues	$158,916	$127,440	$591,022	$493,101
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	3,186	—	3,186	—
Add: Amortization of acquired leases	37	—	37	—

Non-GAAP total revenues	$162,139	$127,440	$594,245	$493,101

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$73,222	$60,491	$277,187	$233,371
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	3,186	—	3,186	—
Add: Amortization of acquired leases	37	—	37	—
Add: Share-based compensation expense included in cost of revenues	1,031	582	3,380	2,177
Add: Amortization of acquired software	2,976	485	4,440	1,858

Non-GAAP gross profit	$80,452	$61,558	$288,230	$237,406

Non-GAAP gross margin	49.6%	48.3%	48.5%	48.1%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$19,780	$24,593	$108,043	$94,822
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	3,186	—	3,186	—
Add: Amortization of acquired leases	37	—	37	—
Add: Share-based compensation expense	5,723	3,932	20,182	14,819
Add: Employer portion of payroll tax related to employee stock transactions	1,173	346	1,506	514
Add: Acquisition-related costs	5,533	—	5,875	—
Add: Amortization of acquired software	2,976	485	4,440	1,858
Add: Amortization of customer and trade name intangibles	2,320	1,153	5,905	4,546

Non-GAAP adjustments subtotal	$20,948	$5,916	$41,131	$21,737

Non-GAAP operating income	$40,728	$30,509	$149,174	$116,559

Non-GAAP operating margin	25.1%	23.9%	25.1%	23.6%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$8,618	$15,317	$64,869	$58,940
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	20,948	5,916	41,131	21,737
Less: Tax impact related to non-GAAP adjustments	(7,171)	(1,972)	(13,318)	(6,658)

Non-GAAP net income	$22,395	$19,261	$92,682	$74,019

Non-GAAP earnings per diluted share	$0.59	$0.54	$2.54	$2.09

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$1,031	$582	$3,380	$2,177
Selling, general and administrative expenses	4,692	3,350	16,802	12,642

Total share-based compensation expense	$5,723	$3,932	$20,182	$14,819

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Reconciliation of adjusted EBITDA
GAAP net income	$8,618	$15,317	$64,869	$58,940
Amortization of customer and trade name intangibles	2,320	1,153	5,905	4,546
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	5,668	2,518	13,669	10,061
Interest expense included in other expense, net	292	12	292	374
Income tax provision	10,922	9,443	43,555	35,527

EBITDA	$27,820	$28,443	$128,290	$109,448
Write-downs of acquisition-related deferred revenue	3,186	—	3,186	—
Share-based compensation expense	5,723	3,932	20,182	14,819
Acquisition-related costs	5,533	—	5,875	—

Adjusted EBITDA	$42,262	$32,375	$157,533	$124,267

Reconciliation of non-GAAP net cash provided by operating activities
GAAP net cash provided by operating activities	$19,100	$28,306	$89,013	$123,437
Non-GAAP adjustments:
Add: Acquisition-related costs	5,533	—	5,875	—

Non-GAAP net cash provided by operating activities	$24,633	$28,306	$94,888	$123,437

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$33,087	$206,167
Accounts receivable, net	176,360	112,660
Income tax receivable	21,080	19
Current investments and other current assets	37,688	18,190

Total current assets	268,215	337,036
Accounts receivable, long-term	2,777	1,761
Property and equipment, net	101,112	65,910
Deferred income taxes	—	5,504
Other assets:
Goodwill	653,666	124,142
Other intangibles, net	295,378	34,722
Cost method investment	15,000	—
Non-current investments and other assets	20,422	737

Total assets	$1,356,570	$569,812

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$55,945	$43,627
Deferred revenue	281,627	189,212

Total current liabilities	337,572	232,839
Long-term debt	66,000	—
Deferred revenue, long term	3,115	—
Deferred income taxes	91,026	—
Shareholders’ equity	858,857	336,973

Total liabilities and shareholders’ equity	$1,356,570	$569,812

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$8,618	$15,317	$64,869	$58,940
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	7,988	3,669	19,574	14,605
Share-based compensation expense	5,723	3,932	20,182	14,819
Provision for losses-accounts receivable	1,756	1,897	1,756	1,897
Excess tax benefit from exercise of share-based arrangements	(34,513)	(12,685)	(45,314)	(19,402)
Deferred income tax benefit	(8,599)	(3,804)	(7,956)	(3,804)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	38,127	19,980	35,902	56,382

Net cash provided by operating activities	19,100	28,306	89,013	123,437

Cash flows from investing activities:
Cost of acquisitions, net of cash acquired	(333,514)	—	(339,961)	(3,242)
Purchase of cost method investment	—	—	(15,000)	—
Purchase of market security investments	(2,516)	—	(31,907)	—
Proceeds from market security investments	900	—	900	808
Additions to property and equipment	(3,976)	(1,306)	(12,501)	(9,343)
Decrease in other	5	3	10	222

Net cash used by investing activities	(339,101)	(1,303)	(398,459)	(11,555)

Cash flows from financing activities:
Increase in net borrowings on revolving line of credit	66,000	—	66,000	—
Purchase of treasury shares	—	—	(645)	(22,817)
Contributions from employee stock purchase plan	1,304	1,107	4,671	4,144
Proceeds from exercise of stock options	14,791	7,941	23,160	14,680
Debt issuance costs	(2,134)	—	(2,134)	—
Excess tax benefit from exercise of share-based arrangements	34,513	12,685	45,314	19,402

Net cash provided by financing activities	114,474	21,733	136,366	15,409

Net (decrease) increase in cash and cash equivalents	(205,527)	48,736	(173,080)	127,291
Cash and cash equivalents at beginning of period	238,614	157,431	206,167	78,876

Cash and cash equivalents at end of period	$33,087	$206,167	$33,087	$206,167